Exhibit 99.1

Windstream amends its credit agreement and security agreement

Release Date: Aug. 11, 2011

LITTLE ROCK, Ark. — Windstream Corp. (Nasdaq: WIN) announced today that in connection with its acquisition of PAETEC Holding Corp. (“PAETEC”) it has successfully amended its senior secured credit agreement to, among other things, (i) permit the issuance of bridge loans, (ii) permit the issuance and repayment of escrow notes, (iii) waive guaranty and security requirements with regard to PAETEC and its subsidiaries, (iv) delete the capital expenditures covenant and (v) waive any breach due to the change of control provisions under PAETEC’s outstanding notes. In addition, Windstream amended its security agreement to, among other things, waive the obligation to grant security on accounts relating to escrow notes and the proceeds of notes held in such accounts.

J.P. Morgan Chase Bank, N.A., serves as administrative agent.

About Windstream

Windstream Corp. (Nasdaq: WIN), headquartered in Little Rock, Ark., is an S&P 500 communications and technology solutions provider with operations in 29 states and the District of Columbia and about $4 billion in annual revenues. Windstream provides IP-based voice and data services, MPLS networking, data center and managed hosting services and communication systems to businesses and government agencies. The company also delivers broadband, digital phone and high-definition TV services to residential customers primarily located in rural areas and operates a local and long-haul fiber network spanning approximately 60,000 route miles. For more information about Windstream, visit www.windstream.com.

Cautionary Statement Regarding Forward-Looking Statements

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements regarding the completion of the acquisition and expected benefits of the acquisition, are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: receipt of required approvals of regulatory agencies; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of PAETEC operations into Windstream will be greater than expected; the ability of the combined company to retain and hire key personnel; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2010, and in subsequent Securities and Exchange Commission filings. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream's actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream's future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger of PAETEC Holding Corp. and Windstream. In connection with the proposed merger, Windstream will file a Registration Statement on Form S-4 with the SEC that will contain a proxy statement/prospectus for the stockholders of PAETEC. PAETEC investors and security holders are advised to read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because those documents will contain important information about PAETEC, Windstream and the proposed merger. The final proxy statement/prospectus will be mailed to shareholders of PAETEC. Investors and security holders may obtain a free copy of the proxy statement/prospectus when it becomes available at the SEC’s Web site at www.sec.gov. Free copies of the proxy statement/prospectus, when it becomes available, may also be obtained from Windstream upon written request to Windstream Investor Relations, 4001 Rodney Parham Road, Little Rock, AR 72212 or by calling 1-866-320-7922, or from PAETEC upon written request to PAETEC Investor Relations, 600 WillowBrook Office Park, Fairport, NY 14450 or by calling 1-877-472-3832. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

-end-

Media Relations Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Relations Contacts:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com